                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 ODETICS, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                 ODETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 14, 2001

                                ---------------

To the Stockholders of Odetics, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Odetics, Inc., a Delaware corporation, will be held on Friday, September 14, 2001 at 10:00 a.m., Pacific Time, at the principal executive offices of Odetics located at 1515 South Manchester Avenue, Anaheim, California 92802 for the following purposes, as more fully described in the proxy statement accompanying this
Notice:

     1. To elect eight directors to serve on the Board of Directors of Odetics--two directors by the holders of the Class A common stock and six directors by the holders of the Class A common stock and the holders of the Class B common stock, voting together as a single class.

     2. To approve the amendment of the Certificate of Incorporation of Odetics to increase the aggregate number of authorized shares of Class A common stock from 10,000,000 shares to 50,000,000 shares.

     3. To approve the amendment and restatement of the Odetics' 1997 Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance by an additional 475,000 shares to 1,805,000 shares.

     4. To approve and ratify the sale and issuance, as required by the rules of the Nasdaq National Market, of an aggregate of 70,126 shares of Class A common stock to the Chief Executive Officer and Chairman of the Board of Odetics at a purchase price of $14.26 per share.

     5. To ratify the appointment of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2002.

     6. To transact any other business which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

   The Board of Directors has fixed the close of business on July 27, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal executive offices of Odetics.

   You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your ballot vote at the meeting will be counted.

                                      Sincerely,

                                      /s/ JERRY F. MUENCH

                                      JERRY F. MUENCH
                                      Secretary

Anaheim, California
August 20, 2001


 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 ODETICS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 14, 2001

General

   These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held on September 14, 2001 (the "Annual Meeting") and any adjournment or postponement of the meeting. The Annual Meeting will be held at 10:00 a.m., Pacific Time, at the principal executive offices of Odetics located at 1515 South Manchester Avenue, Anaheim, California 92802. These proxy materials and the form of proxy were first mailed to the stockholders of Odetics on or about August 20, 2001.

   The mailing address of the principal executive offices of Odetics is 1515 South Manchester Avenue, Anaheim, California 92802.

Purpose of Meeting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Voting Rights

   The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as July 27, 2001. At the close of business on the record date, 9,542,889 shares of the Class A common stock of Odetics, par value $0.10 per share, and 1,035,841 shares of the Class B common stock of Odetics, par value $0.10 per share, were outstanding. The Class A common stock and Class B common stock of Odetics are collectively referred to as the "common stock."

   Holders of the Class A common stock are entitled to elect 25% of the Board rounded up to the nearest whole number, or two directors. The holders of the Class A common stock and the holders of the Class B common stock, voting together as a single class, will be entitled to elect the balance of the Board, or six directors. Directors will be elected by a plurality of the voting power of the class or classes, as the case may be, of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect. With respect to the election of directors, when voting together as a single class, the holders of Class A common stock are entitled to one-tenth of one vote per share held and the holders of Class B common stock are entitled to one vote per share held.

   Pursuant to the bylaws of Odetics, no stockholder is entitled to cumulate his or her votes (as described above) for candidates other than those whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of votes of each class of common stock the stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be voted all for one candidate or distributed among several candidates, at the discretion of the stockholder. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of common stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine.

   Proposal 2 requires the approval of the affirmative votes of (i) a majority of the outstanding shares of the Class A common stock entitled to vote, voting as a separate class, (ii) a majority of the outstanding shares of the Class B common stock entitled to vote, voting as a separate class, and (iii) a majority of the outstanding voting power of the Class A common stock and Class B common stock entitled to vote, voting together as a single class. Except for the election of directors and the amendment of the Certificate of Incorporation, holders of each class of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of shares of Class A common stock entitled to one-tenth of one vote per share held and each holder of shares of Class B common stock entitled to one vote per share held. Proposals 3, 4 and 5 require the approval of the affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

   The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers who hold stock in "street name" return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

   Properly executed proxies will be voted in the manner directed by the stockholders. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of any director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3, 4 and 5 as described in this proxy statement and the accompanying notice.

   You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of Odetics, at the principal executive offices of Odetics at 1515 South Manchester Avenue, Anaheim, California 92802, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

   The enclosed proxy is being solicited by the Board of Directors of Odetics. Odetics will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Odetics may reimburse such persons for their costs in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, telegram or any other means by directors, officers or employees of Odetics. No additional compensation will be paid to these individuals for any such services.

   In the discretion of management, Odetics reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although Odetics does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $15,000 plus out-of-pocket expenses, all of which would be paid by Odetics.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

   The Board of Directors of Odetics is currently comprised of eight members. Eight directors are to be elected at the Annual Meeting and hold office until their successors are duly elected and qualified at the next Annual Meeting. Holders of Class A common stock are entitled to elect two of the eight directors to be elected at the Annual Meeting, and the holders of Class A common stock and the holders of Class B common stock, voting together as a single class, are entitled to elect the other six directors. The two candidates receiving the highest number of affirmative votes of shares of Class A common stock, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected directors of Odetics, and the six candidates receiving the highest number of affirmative votes of shares of Class A common stock and shares of Class B common stock, voting together as a single class, present in person or represented by proxies and entitled to vote at the Annual Meeting will be elected directors of Odetics. When voting together as a single class, the holders of Class A common stock are entitled to one-tenth of one vote per share held and the holders of Class B common stock are entitled to one vote per share held. If cumulative voting is in effect, however, the proxy holders of each class of common stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of common stock as such proxy holders in their discretion elect.

   Messrs. Gudmundson and Muench will stand for election by the holders of Class A common stock, and Messrs. Daly, Miner, Seazholtz, Slutzky, Thomas and Wright will stand for election by the holders of Class A common stock and Class B common stock, voting together as a single class.

Information with Respect to Nominees

   The following table sets forth certain information concerning the nominees for director of Odetics as of July 27, 2001.

                             NOMINEES FOR ELECTION

                                                                       Director
             Name             Age              Position                 Since
             ----             ---              --------                --------
 Joel Slutzky(3).............  62 Chairman of the Board and Chief        1969
                                   Executive Officer of Odetics and
                                   of Broadcast, Inc.
                                  Chairman of the Board and Vice
                                   President of Gyyr Incorporated
                                  Chairman of the Board of Iteris,
                                   Inc. and Zyfer, Inc.
                                  Director and Vice President of
                                   Mariner Networks, Inc.
                                  Director of Meyer, Mohaddes
                                   Associates, Inc.

 Kevin C. Daly, Ph.D.(2)(3)..  57 Director of Odetics                    1993

 Crandall Gudmundson.........  70 Director of Odetics                    1979

 Gregory A. Miner(3).........  46 Vice President, Chief Financial        1998
                                   Officer, Chief Operating Officer
                                   and Director of Odetics
                                  Chief Financial Officer and
                                   Assistant Secretary of Broadcast
                                  Director, Chief Financial Officer
                                   and Secretary of Gyyr
                                  Director of Iteris
                                  Chief Financial Officer of Mariner
                                   Networks
                                  Director, Chief Financial Officer
                                   and Secretary of Meyer, Mohaddes
                                   Associates and Zyfer

 Jerry F. Muench.............  66 Director and Secretary of Odetics      1969

 John W. Seazholtz(1)(2).....  64 Director of Odetics                    1998
                                  Director of Mariner Networks

 Thomas L. Thomas(1)(2)......  52 Director of Odetics                    1999
                                  Chairman of the Board of Mariner
                                   Networks

 Paul E. Wright(1)(3)........  70 Director of Odetics                    1993
                                  Director of Iteris

--------
(1) Member of the Audit Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Finance Committee.

   Joel Slutzky has served as the Chairman of the Board of Directors of Odetics since he co-founded Odetics in 1969 and has served as the Chief Executive Officer since 1975. From August 1993 until January 1994, Mr. Slutzky assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of Odetics' former Chief Financial Officer. Mr. Slutzky also served as the President of Odetics from 1969 to 1975 and served as a director of ATL Products, Inc., a former subsidiary of Odetics, from its formation in 1993 until Quantum Corporation purchased ATL in October 1998. Mr. Slutzky currently serves in various capacities for the other subsidiaries of Odetics. Prior to founding Odetics, Mr. Slutzky was an engineering manager at Leach Corporation, which is now part of the Lockheed Electronics division of Lockheed Corporation.

   Kevin C. Daly, Ph.D. has served as a director of Odetics since 1993 and has served as the President and Chief Executive Officer of ATL since its formation in 1993. Dr. Daly also served as Vice President and Chief Technical Officer of Odetics from 1987 until 1997 when Odetics consummated the spin-off of its interest in ATL. Prior to that, from 1985 until 1987, Dr. Daly served as the Director of Space Systems of Odetics. From March 1974 until June 1985, Dr. Daly served as the Director of the Control and Dynamics division of the Charles Stark Draper Laboratory. During that period, Dr. Daly participated in the design and development of guidance, navigation and control systems for several major space programs, including the United States Space Shuttle program.

   Crandall Gudmundson is a co-founder of Odetics and served as its President from 1975 until his retirement in 1998. Mr. Gudmundson has served as a director of Odetics since 1979 and served as a director of ATL from 1993 to 1998. Prior to co-founding Odetics, Mr. Gudmundson was the lead project engineer for Leach Corporation.

   Gregory A. Miner has served as a director and as Chief Operating Officer of Odetics since 1998 and as a Vice President and Chief Financial Officer since January 1994 when he joined Odetics. Mr. Miner served as the Vice President and Chief Financial Officer of ATL, a former subsidiary of Odetics, from 1994 to 1998 and currently serves in various capacities for the other subsidiaries of Odetics. From December 1984 until joining Odetics, Mr. Miner served as the Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of telecommunications test equipment.

   Jerry F. Muench is a co-founder of Odetics and has served as a director and Secretary since 1969. Mr. Muench served as the Vice President, Marketing of Odetics from 1975 until his retirement in December 1997. Prior to co-founding Odetics, Mr. Muench was the manager of applications engineering at Leach Corporation.

   John W. Seazholtz has served as a director of Odetics since May 1998. He also serves as a director of Mariner Networks, Inc., a subsidiary of Odetics. From May 1998 to April 2000, Mr. Seazholtz served as the President and Chief Executive Officer of Telesoft America, Inc. He retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor. Mr. Seazholtz was a senior officer of Bell Atlantic since 1986, serving in various positions, including the positions of Vice President, Operations and Engineering, Vice President, Marketing, Vice President of New Services, and Vice President, Technology and Information Systems. Mr. Seazholtz currently serves as the Chairman of the Board of Westell Technologies, Inc. and is a member of the Board of Directors of Advanced Switching Communications, Inc.

   Thomas L. Thomas has served as a director of Odetics since May 1999. He also serves as the Chairman of the Board of Mariner Networks, Inc., a subsidiary of Odetics. Mr. Thomas is the President and Chief Executive Officer of HAHT Commerce, a provider of software applications that enable companies to use the Internet to conduct business. A veteran Silicon Valley executive, Mr. Thomas was previously the President, Chief Executive Officer and Chairman of the Board of Ajuba Solutions, a provider of B2B integration solution software, which was sold to Interwoven in October 2000. From April 1999 until January 2000, he served as the President, Chief Executive Officer and Chairman of the Board of Vantive Corporation, a leading customer relationship management software vendor which was acquired by Peoplesoft in January 2000. Prior to that, from September 1995 to April 1999, Mr. Thomas served as the Senior Vice President of e-Business and Information Services and Chief Information Officer at 3Com Corporation. From 1993 to 1995, Mr. Thomas served as a Vice President and the Chief Information Officer of Dell Computer Corporation. From 1987 to 1993, he served as the Vice President of Management Information Systems at Kraft General Foods, and at Sara Lee Corporation from 1981 to 1987. Mr. Thomas also serves on the Board of Directors of iManage, Inc.

   Paul E. Wright has served as a director of Odetics since June 1993. Mr. Wright is the President of Wright Associates--Engineering and Business Consultants, a company he formed in 1997. From 1988 until his retirement in 1997, Mr. Wright served as the Chairman of the Board of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President, responsible for planning RCA's merger into General Electric Corporation.

   All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of Odetics and have indicated that they are willing to continue to serve as directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

Board Meetings and Committees

   The Board of Directors met a total of four times during the fiscal year ended March 31, 2001. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

   Odetics has three standing committees--the Audit Committee, the Compensation and Stock Option Committee, and the Finance Committee. Odetics has no standing nominating committee, and the Board as a whole acts upon matters which would otherwise be the responsibility of a nominating committee.

   Audit Committee. The Audit Committee supervises and reviews the audit and audit review programs and procedures of the independent auditors of Odetics, its internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board. The members of the Audit Committee of Odetics are Messrs. Seazholtz, Thomas and Wright. The Audit Committee held one meeting during the fiscal year ended March 31, 2001.

   The Board of Directors adopted and approved a written charter for the Audit Committee in June 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   Compensation and Stock Option Committee. The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all officers of Odetics and administers the stock option plans of Odetics. The members of the Compensation and Stock Option Committee are Messrs. Daly, Seaholtz and Thomas. The Compensation and Stock Option Committee held one meeting during the fiscal year ended March 31, 2001.

   Finance Committee. The Finance Committee reviews Odetics' financial planning and strategies and provides guidance to the Board and the Audit Committee regarding issues and opportunities related thereto. The Finance Committee also provides interface and advice between the Board, the capital markets and other financing sources. The Finance Committee held no meetings during the fiscal year ended March 31, 2001. The members of the Finance Committee are Messrs. Daly, Miner, Slutzky and Wright.

Compensation of Directors

   Directors who are not employees of Odetics or one of its subsidiaries receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

   Non-employee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under Odetics' 1997 Stock Incentive Plan. Under this plan, each non-employee director receives an option to purchase 20,000 shares of Class A common stock upon his initial appointment to the

Board of Directors and an additional option to purchase 5,000 shares of Class A common stock on the date of each annual meeting after his appointment. Each option granted to non-employee directors under the Automatic Option Grant Program will have an exercise price equal to the fair market value of the Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member.

   In addition to the annual grants, in August 2000, Messrs. Seazholtz, Thomas and Wright were each granted an option to purchase 15,000 shares of the Class A common stock under the 1997 Stock Incentive Plan at an exercise price of $14.125 per share. Each option is fully vested and has a maximum term of ten years, subject to earlier termination in certain circumstances.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE. PROXIES RETURNED TO ODETICS WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY.

                                 PROPOSAL NO. 2

                          APPROVAL OF AN AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE AUTHORIZED SHARES OF CLASS A COMMON STOCK

   Under Odetics' present capital structure, Odetics is authorized to issue 10,000,000 shares of Class A common stock, par value $0.10 per share, 2,600,000 shares of Class B common stock, par value $0.10 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. The Board believes this capital structure is inadequate for the present and future needs of Odetics. Therefore, the Board has approved the amendment of Paragraph 1 of Article FOURTH of the Certificate of Incorporation of Odetics to increase the number of shares of Class A common stock authorized for issuance by 40,000,000 shares to an aggregate of 50,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of Odetics and recommends that the stockholders approve such amendment. The preferred stock may be issued from time to time in one or more series with such rights, preferences and privileges, including dividend rates, conversion and redemption prices, and voting rights, as may be determined by the Board. On July 27, 2001, 9,542,889 shares of the Class A common stock, 1,035,841 shares of the Class B common stock and no shares of preferred stock were outstanding.

Purpose of Authorizing Additional Common Stock

   The authorization of an additional 40,000,000 shares of Class A common stock would give the Board the express authority to issue such shares of common stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional shares of common stock for any proper corporate purpose, for future acquisitions, option grants, and convertible debt and equity financings and to facilitate stock splits, if any.

   Odetics has no present specific plans, understandings or agreements for the issuance of the proposed additional shares of common stock, other than pursuant to the exercise of stock options. The Board of Directors, however, believes that if an increase in the authorized number of shares of Class A common stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of Odetics' stockholders at that time could significantly impair Odetics' ability to meet financing requirements or other objectives. The additional shares of Class A common stock would be available for issuance by the Board without any future action by the stockholders, unless such action were specifically required by applicable law or the rules of any stock exchange or quotation system on which Odetics' securities may then be listed.

Possible Effects of Increase in Authorized Shares

   The proposed increase in the authorized number of shares of Class A common stock could have a number of effects on Odetics' stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Odetics more difficult. For example, additional shares could be issued by Odetics to dilute the stock ownership or voting rights of persons seeking to obtain control of Odetics. Similarly, the issuance of additional shares to certain persons allied with Odetics' management could have the effect of making it more difficult to remove the current management of Odetics by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by Odetics could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in Odetics' earnings and book value, an increase in the aggregate number of outstanding shares of the common stock caused by the issuance of additional shares would dilute the earnings per share and book value per share of all outstanding shares of Odetics' capital stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder's investment could be adversely affected.

Stockholder Approval

   The affirmative votes of (i) a majority of all shares of the Class A common stock entitled to vote, voting as a separate class, (ii) a majority of the outstanding shares of the Class B common stock entitled to vote, voting as a separate class, and (iii) a majority of the outstanding voting power of the Class A common stock and Class B common stock entitled to vote, voting together as a single class, are required for approval of the amendment of Odetics' Certificate of Incorporation to increase the number of authorized shares of Class A common stock issuable thereunder by 40,000,000 shares to an aggregate of 50,000,000 shares.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF ODETICS AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF ODETICS TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK TO 50,000,000 SHARES.

                                 PROPOSAL NO. 3

           APPROVAL OF AN AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

   Odetics stockholders are being asked to approve an amendment to the 1997 Stock Incentive Plan (the "Plan") that will increase the number of shares of the Class A common stock reserved for issuance under the Plan by an additional 475,000 shares to 1,805,000 shares.

   The purpose of the Plan is to enhance Odetics' ability to provide eligible individuals with awards and incentives both commensurate with their contributions and competitive with those offered by other employers and to increase stockholder value by further aligning the interests of these eligible individuals with the interests of Odetics stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The amendment was adopted by the Board of Directors on July 12, 2001, subject to stockholder approval at the Annual Meeting.

   The Board of Directors believes the amendment is necessary to assure that a sufficient reserve of the Class A common stock remains available for issuance under the Plan to allow Odetics to continue to utilize equity incentives to attract and retain the services of key individuals essential to Odetics' long-term growth and financial success. Equity incentives play a significant role in Odetics' efforts to remain competitive in the market for talented individuals, and Odetics relies on such incentives as a means to attract and retain highly qualified individuals in the positions vital to Odetics' success.

   The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Odetics at 1515 South Manchester Avenue, Anaheim, California 92802.

Equity Incentive Programs

   The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation and Stock Option Committee of the Board has the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to Odetics' executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation and Stock Option Committee to make option grants and stock issuances under those two programs to individuals other than Odetics' executive officers and non-employee Board members. Neither the Compensation and Stock Option Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

   The term Plan Administrator, as used in this summary, will mean the Compensation and Stock Option Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

Share Reserve

   An aggregate of 1,805,000 shares of the Class A common stock has been reserved for issuance over the term of the Plan, including the 475,000 share increase for which stockholder approval is sought under this proposal.

   As of July 27, 2001, 691,147 shares of Class A common stock were subject to outstanding options under the Plan, 154,150 shares of Class A common stock had been issued under the Plan, and 959,703 shares of Class A common stock remained available for future issuance, assuming stockholder approval of this proposal is obtained.

   No participant in the Plan may receive option grants, separately exercisable stock appreciation rights and/or direct stock issuances for more than 80,000 shares of Class A common stock in the aggregate per calendar year. Stockholder approval of this proposal will also constitute a reapproval of the 80,000-share limitation for purposes of Internal Revenue Code Section 162(m).

   The shares of Class A common stock issuable under the Plan may be drawn from shares of Odetics' authorized but unissued shares of such Class A common stock or from shares of such Class A common stock reacquired by Odetics, including shares repurchased on the open market.

   In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Odetics' receipt of consideration, appropriate adjustments will be made to the class and number of securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

   Officers, employees, non-employee Board members and independent consultants in the service of Odetics or its parent and subsidiaries are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

   As of July 27, 2001, nine executive officers, six non-employee Board members and approximately 433 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

   The fair market value per share of Class A common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share of the Class A common stock on that date on the Nasdaq National Market. If there is no reported closing selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be used as its fair market value. On July 27, 2001, the fair market value per share determined on such basis was $2.35.

Discretionary Option Grant Program

   The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Each granted option will have an exercise price per share determined by the Plan Administrator, but the exercise price will not be less than the fair market value per share of Class A common stock on the option grant date. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by Odetics, at the exercise price paid per share, if the optionee ceases service with Odetics prior to vesting in those shares.

   Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option for the number of shares which were vested at the time service terminated. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's cessation of service.

   The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from Odetics equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock.

   The Plan Administrator may also grant limited stock appreciation rights to certain officers, directors and other insiders at Odetics. The limited stock appreciation rights entitle the holder, upon the occurrence of a hostile takeover, the right (exercisable for 30 days following such a takeover) to surrender the vested shares subject to the option for an appreciation distribution. In such case, the optionee will receive a cash distribution in an amount equal to the excess of the takeover price of the vested shares over the aggregate exercise price payable for those shares.

   The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution, new options covering the same or a different number of shares of Class A common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Stock Issuance Program

   Shares of Class A common stock may be issued under the Stock Issuance Program at a price per share determined by the Plan Administrator, but the price per share will not be less than the fair market value of the Class A common stock on the issuance date. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

   Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Under this program, each non-employee Board member receives, at the time of his or her initial election or appointment to the Board, an option grant for 20,000 shares of Class A common stock provided such individual has not been in the previous employ of Odetics. In addition, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Class A common stock, provided he or she has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 5,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

   Each automatic grant will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by Odetics, at the exercise price paid per share, if the optionee ceases service with Odetics prior to vesting in those shares. The initial 20,000-share automatic option will be fully vested on the grant date. Each annual 5,000-share automatic option will vest in four (4) successive equal annual installments upon the optionee's completion of each year of Board service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of Odetics or upon the optionee's death or permanent disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

   Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Odetics' outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to Odetics in return for a cash distribution from Odetics. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over
(ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to officers of Odetics as part of their option grants under the Discretionary Option Grant Program.

General Provisions

 Acceleration

   In the event that Odetics is acquired by merger, in which the stockholders of Odetics immediately prior to the merger own less than 50% of the resulting entity after the merger, or by a sale of all or almost all of Odetics' assets, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent Odetics' repurchase rights with respect to those shares are to be assigned to the successor corporation or replaced by a cash incentive program.

   The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full upon the occurrence of specified events. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

   The acceleration of vesting in the event of a change in the ownership or control of Odetics may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Odetics.

 Financial Assistance

   The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

 Special Tax Election

   The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have Odetics withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Class A common stock in payment of such withholding tax liability.

 Amendment and Termination

   The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) September 4, 2007, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of Odetics.

Stock Awards

   The table below shows, as to each of the Named Executive Officers in the Summary Compensation Table which appears elsewhere herein and the other individuals and groups indicated, the number of shares of Class A common stock subject to option grants made under the Plan from April 1, 2000 through July 27, 2001, together with the weighted average exercise price payable per share. Odetics has not made any direct stock issuances to date under the Plan.

                              OPTION TRANSACTIONS

                                                               Number Of Shares   Weighted Average
                                                                  Underlying       Exercise Price
                      Name And Position                       Options Granted (#)  Per Share ($)
                      -----------------                       ------------------- ----------------
Joel Slutzky................................................           --              $  --
 Chairman of the Board and Chief Executive Officer
 of Odetics

Hugo Fruehauf...............................................           --                 --
 Vice President of Odetics, President and Chief
 Executive Officer of Zyfer

Jack Johnson................................................           --                 --
 Vice President of Odetics, President and Chief
 Executive Officer of Iteris

Steven L'Heureux............................................           --                 --
 Vice President of Odetics, President of Broadcast

Gregory A. Miner............................................        35,000             10.000
 Director, Vice President, Chief Financial Officer
 and Chief Operating Officer of Odetics

Kevin C. Daly, Ph.D.........................................         5,000             15.625
 Director

Crandall Gudmundson.........................................         5,000             15.625
 Director

Jerry F. Muench.............................................         5,000             15.625
 Director

John W. Seazholtz...........................................        20,000             14.500
 Director

Thomas L. Thomas............................................        20,000             14.500
 Director

Paul E. Wright..............................................        20,000             14.500
 Director

All current executive officers as a group (9 persons).......        35,000             10.000

All current non-employee directors as a group (6 persons)...        75,000             14.725

All employees, including current officers who are not
 executive officers, as a group.............................           --                 --

Federal Income Tax Consequences

 Option Grants

   Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of in a taxable transaction. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

   Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the difference between (a) the amount realized upon the sale or other disposition of the purchased shares and (b) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then an amount equal to the difference between (i) the fair market value of those shares on the exercise date or sale (whichever is less) and (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

   If the optionee makes a disqualifying disposition of the purchased shares, Odetics will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income the optionee recognized. If the optionee makes a qualifying disposition, Odetics will not be entitled to any income tax deduction.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. In general, the optionee will recognize ordinary income, in the year in which the option is exercised in an amount equal to the difference between (a) the fair market value of the purchased shares on the exercise date and (b) the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Odetics in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Odetics' repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   Odetics will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Odetics in which such ordinary income is recognized by the optionee.

 Stock Appreciation Rights

   No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. Odetics will be entitled to an income tax deduction equal to the appreciation distribution in its taxable year in which such ordinary income is recognized by the optionee.

 Direct Stock Issuances

   The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

   Odetics anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options granted under the Plan will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Odetics. Accordingly, all compensation deemed paid with respect to those options will be deductible by Odetics without limitation under Code Section 162(m).

Accounting Treatment

   Under the current accounting principles in effect for equity incentive programs such as the Plan, the option grants under the Discretionary Option Grant and Automatic Option Grant Programs will not result in any direct charge to Odetics' reported earnings. However, the fair value of those options is required to be disclosed in the notes to Odetics' financial statements, and Odetics must also disclose, in footnotes to Odetics' financial statements, the pro-forma impact those options would have upon Odetics' reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Odetics' earnings per share on a fully-diluted basis.

   Option grants made to consultants and independent advisors (but not non-employee Board members) after December 15, 1998 will result in a direct charge to Odetics' reported earnings on the vesting date of each installment of the underlying option shares. No charge will, however, be required for periods before July 1, 2000.

   Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against Odetics' reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Class A common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

New Plan Benefits

   As of July 27, 2001, no stock options had been granted, and no shares of Class A common stock had been issued, on the basis of the share increase that is the subject of this proposal.

Stockholder Approval

   The affirmative vote of a majority of the voting power of the outstanding shares of Class A common stock and Class B common stock of Odetics, voting together as a class, present or represented by proxies and entitled to vote at the Annual Meeting is required for approval of the proposed amendment to the Plan. In the event stockholder approval is not obtained, then the share reserve will not be increased. The Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Class A common stock under the Plan is issued.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF ODETICS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 4

                 APPROVAL OF SALE AND ISSUANCE OF COMMON STOCK

   On September 6, 2000, Odetics entered into a Securities Purchase Agreement (the "Purchase Agreement") with 24 accredited investors (the "Purchasers"), including Mr. Joel Slutzky, the Chairman of the Board and Chief Executive Officer of Odetics. The Purchase Agreement provided for the private placement and sale of an aggregate of 1,199,851 shares of the Class A common stock to the Purchasers at a purchase price of $14.26 per share, the average of the per share closing price of the Class A common stock for the twenty trading days ending on the third trading day before the closing date. The closing price of the Class A common stock on the Nasdaq National Market was $16.625 per share on September 6, 2000 and was $2.35 per share on July 27, 2001, the record date for the Annual Meeting.

   Odetics completed the sale of 1,199,851 shares of Class A common stock to the Purchasers on September 6, 2000 and received gross proceeds of approximately $17.1 million from the sale of the shares. B. Riley & Co. acted as finder with respect to a portion of the private placement and, in connection therewith, Odetics paid to B. Riley & Co. an aggregate fee of $317,500, which represented 5% of the gross proceeds on the sales of Class A common stock to the clients of B. Riley & Co. and 2.5% of the gross proceeds on the sales of Class A common stock to Riley Hedge Fund Money. Odetics has used, and plans to continue to use, the net proceeds of the private placement (i) for repayment of indebtedness under its credit facility and (ii) for working capital and general corporate purposes. Odetics filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register for resale the 1,199,851 shares of Class A common stock sold in the private placement.

   Of the shares sold in the private placement, Mr. Slutzky purchased 70,126 shares for an aggregate purchase price of approximately $1.0 million. As of July 27, 2001, Mr. Slutzky beneficially owned 8.3% of the shares of Class A common stock outstanding and 25.3% of the shares of Class B common stock outstanding, representing 17.1% of the voting power of the outstanding common stock. In accordance with Rule 4350 of the Nasdaq Stock Market, Odetics is requesting that its stockholders approve and ratify the sale and issuance of the 70,126 shares of Class A common stock to Mr. Slutzky.

Nasdaq's Stockholder Approval Requirement

   Rule 4350 requires stockholder approval for any arrangement pursuant to which stock may be acquired by officers or directors unless the amount of securities which may be issued does not exceed the lesser of: (i) 1% of the number of shares of common stock outstanding, (ii) 1% of the voting power outstanding, or (iii) 25,000 shares. In order to comply with such rule, the sale of shares to Mr. Slutzky was conditioned upon the receipt of stockholder approval of such sale. Mr. Slutzky has tendered the full purchase price for his shares.

Stockholder Approval

   The affirmative vote of a majority of the voting power of the outstanding shares of Class A common stock and Class B common stock of Odetics, voting together as a single class, present or represented by proxies and entitled to vote at the Annual Meeting is required for approval and ratification of the sale and issuance to Mr. Slutzky of 70,126 shares of Class A common stock. In the event stockholder approval is not obtained, then only 25,000 shares of Class A common stock shall be deemed to have been sold to Mr. Slutzky pursuant to the exemption under Rule 4350, and Odetics will immediately refund all amounts paid by Mr. Slutzky in excess of the amounts payable for such 25,000 shares. The failure to obtain stockholder approval will not affect the sale of any shares in the private placement to any Purchaser other than Mr. Slutzky.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF ODETICS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL AND RATIFICATION OF THE SALE AND ISSUANCE TO MR. SLUTZKY OF 70,126 SHARES OF CLASS A COMMON STOCK.

                                 PROPOSAL NO. 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The accounting firm of Ernst & Young LLP served as the independent auditors of Odetics for the fiscal year ended March 31, 2001. The Board of Directors has selected that firm to continue in this capacity for the fiscal year ending March 31, 2002. Odetics is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as the independent auditors of Odetics to audit the consolidated financial statements of Odetics for the fiscal year ending March 31, 2002 and to perform other appropriate services. Stockholder ratification of the selection of Ernst & Young LLP as Odetics' independent auditors is not required by the bylaws of Odetics or otherwise. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of Odetics and its stockholders.

   A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires.

Stockholder Approval

   The affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock of Odetics, voting together as a single class, present or represented and entitled to vote at the Annual Meeting will be required for ratification of the selection of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2002.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF ODETICS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

               PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of July 27, 2001, the number and percentage ownership of the Class A common stock and Class B common stock of Odetics by (i) all persons known to Odetics to beneficially own more than 5% of either class of outstanding common stock (based upon reports filed by such persons with the SEC), (ii) each of the Named Executive Officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of Odetics and director nominee named under "Election of Directors," and (iv) all executive officers and directors of Odetics as a group. To the knowledge of Odetics, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

                             Class A Common Stock         Class B Common Stock
                         ---------------------------- ----------------------------
                         Amount and Nature            Amount and Nature
  Name and Address of      of Beneficial   Percent of   of Beneficial   Percent of
  Beneficial Owner (1)    Ownership(2)(3)   Class(2)   Ownership(2)(3)   Class(2)
  --------------------   ----------------- ---------- ----------------- ----------
Joel Slutzky............       797,190(4)      8.3%        261,647(5)      25.3%
Gerald A. Weber.........       372,201(6)      3.9         194,478         18.8
New York Life Trust
 Company................       767,515(7)      8.0             --           --
Kevin C. Daly, Ph.D.....        28,744(8)       *              --           --
Crandall Gudmundson.....       117,777(9)      1.2          69,743          6.7
Gregory A. Miner........       115,933(10)     1.2             --           --
Jerry F. Muench.........       113,308(11)     1.2          61,537(12)      5.9
John W. Seazholtz.......        32,797(13)      *              --           --
Thomas L. Thomas........        21,250(14)      *              --           --
Paul E. Wright..........        60,244(15)      *            5,000           *
Hugo Fruehauf...........        42,668(16)      *              --           --
Jack Johnson............        59,440(17)      *              --           --
Steven L'Heureux........         4,490(18)      *              --           --
All executive officers
 and directors as a
 group (15 persons).....     1,602,615(19)    16.2%        406,045         39.2%

--------
 *  Represents less than 1%.

(1) The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address for New York Life Trust Company is 51 Madison Avenue, Room 117A, New York, New York 10010. The address of all other persons named in the table is 1515 South Manchester Avenue, Anaheim, California 92802.

(2) Based on 9,542,889 shares of the Class A common stock and 1,035,841 shares of Class B common stock outstanding as of July 27, 2001. Shares of each class of common stock subject to options which are exercisable within 60 days of July 27, 2001 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

(3) In addition to the shares held in the individual's name, this column also includes shares held for the benefit of the named person under Odetics' 401(k) and Stock Ownership Plan.

(4) Includes 105,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 27, 2001. Excludes 335,822 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 6.

 (5) Excludes 140,090 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 6.

 (6) All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 29,379 shares of Class A common stock and 56,088 shares of Class B common stock. Mr. Weber exercises sole investment and voting power over the remaining 342,822 shares of Class A common stock and 138,390 shares of Class B common stock. The shares shown include an aggregate of 335,822 shares of Class A common stock and 140,090 shares of Class B common stock held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership.

 (7) Pursuant to a Schedule 13G filed on February 12, 2001 with the SEC, New York Life Trust Company reported that it had sole voting power and sole dispositive power over all 767,515 shares, in its capacity as trustee of the Odetics 401(K) and Stock Ownership Plan on behalf of numerous plan participants.

 (8) Includes 100 shares held by Dr. Daly's spouse. Also includes 6,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

 (9) Includes 4,500 shares held by Mr. Gudmundson's IRA and 6,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(10) Includes 61,667 shares issuable upon exercise of options held by Mr. Miner that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(11) Includes 31,114 shares held by Mr. Muench's spouse and 6,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(12) Includes 23,235 shares held by Mr. Muench's spouse.

(13) Includes 23,250 shares issuable upon exercise of options held by Mr. Seazholtz that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(14) Consists of shares issuable upon exercise of options held by Mr. Thomas that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(15) Includes 21,250 shares issuable upon exercise of options held by Mr. Wright that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(16) Includes 12,000 shares issuable upon exercise of options held by Mr. Fruehauf that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(17) Includes 12,000 shares issuable upon exercise of options held by Mr. Johnson that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(18) Includes 3,333 shares issuable upon exercise of options held by Mr. L'Heureux that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

(19) Includes 359,501 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 27, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

   The following table sets forth certain information regarding all executive officers of Odetics as of July 27, 2001.

         Name          Age              Capacities in Which Served
         ----          ---              --------------------------
 Joel Slutzky.........  62 Chairman of the Board and Chief Executive Officer of
                            Odetics and Broadcast
                           Chairman of the Board and Vice President of Gyyr
                           Chairman of the Board of Iteris and Zyfer
                           Director and Vice President of Mariner Networks
                           Director of Meyer, Mohaddes Associates

 Thomas G. Bartholet..  53 Vice President, Corporate Development of Odetics
                           Director and Secretary of Broadcast

 Hugo Fruehauf........  62 Vice President of Odetics
                           Director, President and Chief Executive Officer of
                            Zyfer

 Jack Johnson.........  54 Vice President of Odetics
                           Director, President and Chief Executive Officer of
                            Iteris
                           Director of Meyer, Mohaddes Associates

 Steven L'Heureux.....  45 Vice President of Odetics
                           Director and President of Broadcast

 Gregory A. Miner.....  46 Vice President, Chief Financial Officer, Chief
                            Operating Officer and Director of  Odetics
                           Chief Financial Officer and Assistant Secretary of
                            Broadcast
                           Director, Chief Financial Officer and Secretary of
                            Gyyr
                           Director of Iteris
                           Chief Financial Officer of Mariner Networks
                           Director, Chief Financial Officer and Secretary of
                            Meyer, Mohaddes Associates  and Zyfer

 David Scheel.........  49 Vice President of Odetics
                           Director, President and Chief Executive Officer of
                            Mariner Networks

 Gary Smith...........  44 Vice President, Controller and Assistant Secretary
                            of Odetics
                           Assistant Secretary of Broadcast, Iteris, Gyyr,
                            Mariner Networks, Meyer, Mohaddes Associates and
                            Zyfer

 Peter Strom..........  37 Vice President of Odetics
                           Director, President and Chief Executive Officer of
                            Gyyr

   The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biographies of Messrs. Miner and Slutzky appear earlier in this proxy statement. See "Election of Directors."

   Thomas G. Bartholet has served as the Vice President, Corporate Development of Odetics since 1993 and as the Director, Corporate Development of Odetics from 1990 to 1993. Prior to that, Mr. Bartholet served as the General Manager of the Advanced Intelligent Machines division of Odetics from 1986 to 1990 and as the Director of Strategic Planning of Odetics from 1983 to 1986.

   Hugo Fruehauf has served as a Vice President of Odetics since February 1999. Mr. Fruehauf joined Odetics in October 1997 as the Chief Technology Officer of the Communications division and became the President of the Communications division in December 1997. Prior to joining Odetics, Mr. Fruehauf was the

Group Vice President of Defense Systems at Alliant Techsystems, a developer of smart tactical weapons systems. From 1978 to 1995, Mr. Fruehauf served as President of Efratom Time and Frequency Products, a company specializing in telecommunications. From 1965 to 1978, Mr. Fruehauf was employed by Rockwell International in various management functions, including Chief Engineer.

   Jack Johnson has served as a Vice President of Odetics since 1986 and has served as the President of Odetics' subsidiary, Iteris, Inc., since its formation in 1998. Prior to that, he served as the General Manager of the Odetics ITS (Iteris) division from 1996 to 1998, prior to its incorporation. From 1990 to 1996, Mr. Johnson served as the General Manager of the Gyyr Customer Service division. Mr. Johnson served in various other capacities with Odetics since joining Odetics in 1974, including the Vice President and General Manager of the Omutec division from 1986 to 1990, the Director of Contracts for the Space division from 1980 to 1986, the Controller of Infodetics, a former subsidiary of Odetics, from 1975 to 1980 and the Controller of Odetics from 1974 to 1975. Prior to joining Odetics, Mr. Johnson served as a certified public accountant with Peat Marwick.

   Steve L'Heureux has served as a Vice President of Odetics since June 2000 and as the President and Chief Executive Officer of Odetics' subsidiary, Broadcast, Inc., since June 2000. From March 1999 to June 2000, he served as Vice President of Sales and Marketing of Broadcast. Prior to joining Odetics, from August 1996 to February 1999, Mr. L'Heureux served as Vice President of Sales and Marketing at Vibrint Technologies, Inc., a developer of digital video server solutions for broadcast, cable and video applications. From October 1994 to August 1996, Mr. L'Heureux was Vice President of Sales and Business Development for Minerva Systems, Inc., a provider of MPEG video compression systems for video and DVD applications. He has also held various North American and international sales management positions with the Eastman Kodak Company.

   David Scheel has served as a Vice President of Odetics since September 1997 and as the President and Chief Executive Officer of Odetics' subsidiary, Mariner Networks, since its formation in August 1998. Prior to that, Mr. Scheel served as the General Manager of Odetics' Telecom division from January 1997 to March 1998. Mr. Scheel has also served in various other management positions with Odetics since joining Odetics in 1982.

   Gary Smith has served as the Controller of Odetics since 1992 and became a Vice President in August 1994. Prior to that, Mr. Smith served as the Assistant Controller of Odetics from 1990 until 1992, and as Senior Financial Analyst from 1986 until 1990.

   Peter Strom has served as the President and Chief Executive Officer of Gyyr Incorporated since August 1999. Prior to that, from February 1999 to August 1999, he served as the Vice President of Sales for Gyyr. Before joining Odetics, from January 1997 to February 1999, Mr. Strom served as the Vice President of International Sales for Mosler, a provider of CCTV systems. From May 1995 until January 1997, Mr. Strom managed Sensormatic Electronics' global account programs and formulated new sales channel programs specifically in the Asia-Pacific and European regions.

   Officers serve at the discretion of the Board of Directors.

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers of Odetics whose total cash salary and bonus during the fiscal year ended March 31, 2001 exceeded $100,000 (collectively, the "Named Executive Officers") for each of the three fiscal years ended March 31, 1999, 2000 and 2001. No other executive officers who would have otherwise been includable in such table on the basis of salary earned for the fiscal year ended March 31, 2001 has been excluded by reason of his or her termination of employment or change in executive status during that year. No bonuses have been paid to the Named Executive Officers during the fiscal years ended March 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                             Long-Term Compensation
                                                 Annual     -------------------------
                                              Compensation           Awards
                                              ------------- -------------------------
                                                                         Securities    All Other
                                       Fiscal Salary  Bonus Restricted   Underlying   Compensation
     Name and Principal Positions       Year  ($)(1)   ($)    Stock    Options (#)(2)    ($)(3)
     ----------------------------      ------ ------- ----- ---------- -------------- ------------
Joel Slutzky ........................   2001  326,890   --      --            --         3,211
 Chairman of the Board and              2000  326,910   --      --         55,000        4,800
 Chief Executive Officer of Odetics     1999  326,111   --      --         55,000        5,157

Gregory A. Miner ....................   2001  214,662   --      --         30,000        3,891
 Vice President, Chief Operating        2000  182,066   --      --         30,000        5,122
  Officer and Chief Financial Officer   1999  156,751   --      --         25,000        4,613
  of Odetics

Jack Johnson.........................   2001  185,958   --      --            --         2,831
 Vice President of Odetics              2000  159,034   --      --            --         3,869
 Chief Executive Officer of Iteris      1999  152,115   --      --            --         3,920

Hugo Fruehauf(4).....................   2001  174,969   --      --            --         3,875
 Vice President of Odetics              2000  172,907   --      --            --         4,868
 Chief Executive Officer of Zyfer       1999  180,000   --      --            --         5,000

Steven L'Heureux(5)..................   2001  183,462   --      --            --         3,975
 Vice President of Odetics              2000  172,715   --      --            --         3,701
 President of Broadcast                 1999      --    --      --            --           --

--------
(1) Represents all amounts earned from Odetics and its subsidiaries during the fiscal years shown, including amounts deferred under the Executive Deferral Plan and the Odetics 401(k) and Stock Ownership Plan.

(2) Consists of options granted pursuant to Odetics' 1994 Long-Term Equity Incentive Plan and 1997 Stock Incentive Plan entitling the holder to purchase shares of Class A common stock of Odetics.

(3) Consists solely of the matching contribution of Odetics to the respective accounts of the Named Executive Officers under the Odetics 401(k) and Stock Ownership Plan.

(4) Mr. Fruehauf joined Odetics in October 1997 and was first appointed an executive officer in May 1999. In fiscal 2001, Mr. Fruehauf was granted an option to purchase 250,000 shares of common stock of Zyfer.

(5) Mr. L'Heureux joined Broadcast, Inc., a subsidiary of Odetics, in March 1999 and was first appointed an executive officer of Odetics in June 2000.

Stock Options

   The following table sets forth information with respect to grants of options to purchase Class A common stock during the fiscal year ended March 31, 2001 to each of the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential Realizable
                                         Individual Grants                   Value at Assumed
                         -------------------------------------------------    Annual Rates of
                         Number of   Percent of                                 Stock Price
                         Securities Total Options                            Appreciation for
                         Underlying  Granted to                               Option Term(3)
                          Options   Employees in   Exercise or  Expiration ---------------------
     Name                Granted(1)  Fiscal 2001  Base Price(2)    Date        5%        10%
     ----                ---------- ------------- ------------- ---------- ---------- ----------
Joel Slutzky............      --          --             --           --          --         --
Gregory A. Miner........   30,000       100.0%       $10.000     04/14/10    $220,113   $557,810
Jack Johnson............      --          --             --           --          --         --
Hugo Fruehauf(4)........      --          --             --           --          --         --
Steven L'Heureux........      --          --             --           --          --         --

--------
(1) The option was granted pursuant to Odetics' 1997 Stock Incentive Plan and entitles the holder to purchase shares of Class A common stock of Odetics. The option has a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with Odetics or its subsidiaries. The option vests in three equal annual installments with the first installment vesting on the first year anniversary of the grant date, subject to acceleration of vesting in the event of the merger, consolidation or reorganization of Odetics if such option is not assumed or otherwise continued in effect in such transaction. In addition, the Compensation and Stock Option Committee has the authority to provide for the accelerated vesting of the option whether or not the option is assumed or otherwise continued in effect or upon the termination of the optionee's employment following such transaction.

(2) Odetics may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the applicable federal and state withholding taxes to which the optionee becomes subject in connection with such exercise.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent management's estimate or projection of future trading prices of the Class A common stock. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants. Actual gains, if any, are dependent upon numerous factors, including, without limitation, the future performance of Odetics and its business units, overall business and market conditions, and the option holder's continued employment with Odetics throughout the entire vesting period and option term, which factors are not reflected in this table.

(4) In connection with his services to Zyfer, Inc., a subsidiary of Odetics, Mr. Fruehauf was granted an option to purchase 250,000 shares of the common stock of Zyfer under the Zyfer, Inc. Special Executive Stock Option Plan at an exercise price of $0.50 per share. The option has a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with Zyfer and its affiliates. The option is immediately exercisable but is subject to Zyfer's right to repurchase any unvested shares. The option vests, and the right of repurchase lapses, after five years, subject to acceleration of vesting in the event of the consummation of an initial public offering of the securities of Zyfer. In addition, the Board of Directors of Zyfer has the authority to provide for the accelerated vesting of the option.

Aggregated Option Exercises and Fiscal Year End Values

   The table below sets forth certain information with respect to the Named Executive Officers concerning the unexercised options held by them as of the end of the fiscal year ended March 31, 2001. No options were exercised by any of the Named Executive Officers during that fiscal year, and none of the Named Executive Officers held or exercised any stock appreciation rights during the fiscal year ended March 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                    Options at          In-the-Money Options at
                                March 31, 2001 (#)        March 31, 2001 ($)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Joel Slutzky................   105,000      55,000          --           --
Hugo Fruehauf...............    12,000         --           --           --
Jack Johnson................    12,000         --           --           --
Steven L'Heureux............     3,333       6,667          --           --
Gregory A. Miner............    61,667      48,333          --           --

Benefit Plans

   Odetics maintains a 401(k) and Stock Ownership Plan (the "Stock Ownership Plan") which qualifies for favorable tax treatment under Section 401(a) of the Internal Revenue Code. The Stock Ownership Plan is the result of the merger of the Odetics, Inc. Profit Sharing and 401(k) Plan and the Odetics Associates Stock Ownership Plan.

   Employees become eligible to make pre-tax contributions to the Stock Ownership Plan pursuant to Internal Revenue Code Section 401(k) as of the January 1, April 1, July 1 or October 1 coincident with or next following the date on which they are hired. Participants may contribute an amount not in excess of $10,500 for calendar year 2001. Employees become eligible to receive an allocation of employer contributions to the Stock Ownership Plan as of the January 1, April 1, July 1 or October 1 coincident with or next following the date on which they have completed six months of service with Odetics. These contributions may be made in the form of cash or Odetics stock. No contributions were made by Odetics to the Stock Ownership Plan for the fiscal years ended March 31, 1999, 2000 and 2001.

   Contributions that are made to the Stock Ownership Plan are allocated to the separate accounts of participants and are held in a trust. Participant accounts are credited with investment gains and charged with investment losses. Participant contributions are always fully vested at all times, and the Odetics contributions on behalf of participants vest at the rate of 33 1/3 percent per year of service. Following termination of employment, the vested portion of the participant's account balance is distributed in a lump sum payment.

   Odetics also maintains an Executive Deferral Plan which allows designated executives to defer the receipt of some of their current compensation until a future year. These executives may elect to defer the receipt of up to 75% of their annual compensation, but in no event may they elect to defer less than $5,000. Benefits are generally fully vested at all times, and are payable following termination of employment in the manner elected by the executive. The Executive Deferral Plan does not qualify for favorable income tax treatment.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

   Odetics does not currently have any employment contracts in effect with any of its Named Executive Officers. Odetics provides incentives such as salary, benefits and option grants to attract and retain executive officers and other key associates. The Compensation and Stock Option Committee, as Plan Administrator of the 1997 Stock Incentive Plan, has the authority to provide for the accelerated vesting of outstanding options held by an individual, in connection with the termination of such individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or upon certain hostile changes in control of Odetics. Other than such accelerated vesting and the agreements described below, there is no agreement or policy which would entitle any executive officer to severance payments or any other compensation as a result of such officer's termination.

   In January 2001, Odetics entered into an Executive Ownership/Severance Plan with Steven L'Heureux, a Vice President of Odetics and the President and a director of Broadcast, Inc., a subsidiary of Odetics. Under the plan, in the event Mr. L'Heureux's employment is terminated without cause by Odetics during the term of the plan, Mr. L'Heureux is entitled to receive twelve months of salary and benefits, at the same level as those provided to him at the time of execution of the plan. In addition, if Broadcast is sold before December 31, 2001, the date of termination of the plan, and the buyer does not offer employment to Mr. L'Heureux on terms at least substantially equal to the terms of his employment with Broadcast, Mr. L'Heureux is entitled to two years of salary and benefits, at the same level as those provided to him at the time of execution of the ownership/severance plan. Even if the buyer offers employment and Mr. L'Heureux accepts, if such employment is terminated without cause or if certain other events occur, Mr. L'Heureux is entitled to salary and benefits for the remainder of the two year term, measured from the date of his initial employment with the buyer.

   In May 2001, Odetics entered into a Severance Benefit Plan with Peter Strom, a Vice President of Odetics and the President, Chief Executive Officer and a director of Gyyr Incorporated, a subsidiary of Odetics. Under the plan, in the event Mr. Strom's employment is terminated without cause by Gyyr during the term of the plan, Mr. Strom is entitled to receive two years of salary and benefits, at the same level as those provided to him at the time of execution of the plan. In addition, if Gyyr is sold before October 4, 2001, the date of termination of the plan, and the buyer does not offer employment to Mr. Strom on terms at least substantially equal to the terms of his employment with Gyyr, Mr. Strom is entitled to two years of salary and benefits, at the same level as those provided to him at the time of execution of the severance plan. Even if the buyer offers employment and Mr. Strom accepts, if such employment is terminated without cause or if certain other events occur, Mr. Strom is entitled to salary and benefits for the remainder of the two year term, measured from the date of his initial employment with the buyer.

Indemnification of Directors and Officers

   Under Section 145 of the Delaware General Corporation Law, Odetics can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "Securities Act"). The certificate of incorporation and the bylaws of Odetics provide that Odetics will indemnify its directors and officers to the fullest extent permitted by law, and the bylaws require Odetics to advance litigation expenses upon receipt by Odetics of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

   Odetics' certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Odetics and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Odetics or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

   Odetics has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify Odetics' directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Odetics, on account of services as a director or officer of Odetics, or as a director or officer of any other company or enterprise to which the person provides services at the request of Odetics.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation and Stock Option Committee of Odetics' Board of Directors during the fiscal year ended March 31, 2001 were Messrs. Daly, Seazholtz and Thomas. None of these individuals was an officer or employee of Odetics or its subsidiaries at any time during the fiscal year ended March 31, 2001.

   No executive officer of Odetics has served on the Board of Directors or on the compensation committee of any other entity that has, or has had, one or more executive officers serving as a member of the Board of Directors or on the Compensation and Stock Option Committee of Odetics.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   This report covers Odetics' fiscal year ended March 31, 2001. The Compensation and Stock Option Committee (the "Compensation Committee") for the fiscal year ended March 31, 2001 was comprised of three outside directors, Messrs. Daly, Seazholtz and Thomas. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates. During the fiscal year ended March 31, 2001, the Compensation Committee held one meeting.

General Compensation Policy

   The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with Odetics' objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

  (1) Attract and retain qualified senior executives who can play a significant role in the achievement of Odetics' goals;

  (2) Reward executives for strategic management and the long-term enhancement of stockholder value; and

  (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of Odetics.

   In the fiscal year ended March 31, 2001, the annual compensation for the executive officers included base salaries and stock options.

   Odetics establishes salaries for the officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation.

   A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of Odetics' securities. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in Odetics consistent with the interests of Odetics' stockholders. Under Odetics' stock option plans, options are granted from time to time to certain officers and key associates of Odetics and its subsidiaries at the fair market value of the shares of Class A common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to Odetics' long-term performance. The award of stock options to the executive officers of Odetics is determined based upon individual performance, level of base salary and position with Odetics.

   The Compensation Committee has reviewed the base salaries for the fiscal year ended March 31, 2001 of each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by Odetics' competitors and by other companies of similar size. The Compensation Committee also reviewed the stock options awarded to the executive officers for their services in the fiscal year ended March 31, 2001 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with Odetics.

CEO Compensation

   In setting the total compensation payable to Joel Slutzky, Odetics' Chief Executive Officer and Chairman of the Board, for the fiscal year ended March 31, 2001, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which Odetics competes for executive talent. With respect to Mr. Slutzky's base salary, it was the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by corporate performance factors. The Compensation Committee believes Mr. Slutzky's base salary for the fiscal year ended March 31, 2001 is at a competitive level with the base salaries in effect for similarly situated chief executive officers. The remaining components of Mr. Slutzky's fiscal year ended March 31, 2001 compensation, however, were primarily dependent upon corporate performance. Based upon such performance, among other factors, no bonus was paid to Mr. Slutzky for the fiscal year ended March 31, 2001 and no options were granted to him for the fiscal year ended March 31, 2001.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The nonperformance based compensation to be paid to Odetics' executive officers for the fiscal year ended March 31, 2001 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to Odetics' executive officers for the next fiscal year will exceed that limit. Odetics' 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of Odetics' executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Odetics' executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

                                          Submitted by the Compensation
                                          Committee of the Board of Directors:

                                          Kevin C. Daly, Ph.D.
                                          John W. Seazholtz
                                          Thomas L. Thomas

                             AUDIT COMMITTEE REPORT

   The following is the report of the audit committee with respect to the audited consolidated financial statements of Odetics for the fiscal year ended March 31, 2001 included in Odetics' Annual Report on Form 10-K/A for that year.

Review with Management

   The audit committee has reviewed and discussed these audited consolidated financial statements with management of Odetics.

Review and Discussions with Independent Auditors

   The audit committee has discussed with Odetics' independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the consolidated financial statements of Odetics.

   The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from Odetics.

Conclusion

   Based on the review and discussions referred to above in this report, the audit committee recommended to the Board of Directors of Odetics that the audited consolidated financial statements be included in Odetics' Annual Report on Form 10-K/A for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee
                                          of the Board of Directors:

                                          John W. Seaholtz
                                          Thomas L. Thomas
                                          Paul E. Wright

                              AUDIT AND OTHER FEES

Fees Billed to Odetics by Ernst & Young LLP During the Fiscal Year Ended March 31, 2001

   Audit Fees. Audit fees billed to Odetics by Ernst & Young LLP during the fiscal year ended March 31, 2001 for audit of Odetics' annual consolidated financial statements and review of those consolidated financial statements included in Odetics' quarterly reports on Forms 10-Q totaled approximately $162,000.

   Financial Information Systems Design and Implementation Fees. Odetics did not engage Ernst & Young LLP to provide advice or services to Odetics regarding financial information systems design and implementation during the fiscal year ended March 31, 2001.

   All Other Fees. Other audit-related fees for the fiscal year ended March 31, 2001 were an additional $152,500 and included, among other things, fees for registration statements, fees related to a private placement, and audits of certain subsidiaries of Odetics. Fees billed to Odetics for non-audit-related services rendered by Ernst & Young LLP for the fiscal year ended March 31, 2001, including fees for tax compliance and tax consulting services, were approximately $71,500. In the aggregate, all such other fees, including audit-related fees, totaled approximately $224,000.

Determination of Independence

   The Audit Committee of the Board of Directors has determined that the provision by Ernst & Young LLP of the services covered under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above are compatible with maintaining Ernst & Young LLP's independence.

                      PERFORMANCE GRAPH FOR ODETICS, INC.
                 INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

   The performance graph shows the cumulative total return on investment assuming an investment of $100 on April 1, 1996 in each of the Class A common stock and Class B common stock of Odetics, the Nasdaq National Market Index and Media General's Industry Group 836 for Diversified Electronics. The total stockholder return assumes reinvestment of dividends on a daily basis, although cash dividends have not been declared on either class of Odetics' common stock. The stockholder returns shown in the following graph are not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             AMONG ODETICS, INC. CLASS A AND CLASS B COMMON STOCK,
                NASDAQ NATIONAL MARKET INDEX AND MG GROUP INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]


                     ASSUMES $100 INVESTED ON APRIL 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED MARCH 31, 2001

                                                  Measurement Period
                                        ---------------------------------------
                                         1997    1998    1999    2000    2001
                                        ------- ------- ------- ------- -------
Odetics, Inc. Class A common stock..... $181.03 $358.12 $399.05 $562.76 $138.13
Odetics, Inc. Class B common stock.....  203.57  286.14  413.31  582.87  127.17
Media General Industry Group 836.......   98.26  118.87  114.52  359.02  132.67
Nasdaq National Market Index...........  111.87  169.07  220.94  406.86  167.46


   Notwithstanding anything to the contrary set forth in any of Odetics' previous or future filings under the Securities Act or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by Odetics under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Odetics under those statutes.

Certain Transactions

   In July 1999, Odetics sold an option to Manchester Capital LLC for an aggregate purchase price of $5.0 million to purchase certain real property of Odetics consisting of approximately fourteen acres located at 1515 South Manchester Avenue, Anaheim, California. Odetics used the proceeds of the option sale for general working capital purposes. In August 2000, Odetics repurchased this option from Manchester Capital LLC for an aggregate purchase price of $5.6 million.

   The following officers and directors of Odetics are members of Manchester Capital and have made capital contributions to Manchester Capital in the amounts set forth opposite their names below:

                                                                      Membership
                                                             Amount   Percentage
     Name                                                   Invested   Interest
     ----                                                  ---------- ----------
     Joel Slutzky(1)...................................... $2,500,000     50%
      Chairman of the Board and
      Chief Executive Officer of Odetics
     Crandall Gudmunson...................................    500,000     10%
      Director of Odetics
     Paul E. Wright.......................................    500,000     10%
      Director of Odetics

--------
(1) Includes a $2.0 million investment by a trust established by Mr. Slutzky. Does not include a $500,000 investment made by Mr. Slutzky's adult son.

   In May 2000, certain of the directors and an officer of Odetics, including Messrs. David Scheel and Thomas L. Thomas, executed promissory notes in favor of Mariner Networks, Inc., a subsidiary of Odetics, in connection with their exercise of options to purchase the common stock of Mariner granted to them under Mariner's 1999 Special Executive Stock Option Plan for their services rendered to that subsidiary. Mr. Scheel is a Vice President of Odetics and the President, Chief Executive Officer, and a director of Mariner. Mr. Thomas is a director of Odetics and the Chairman of the Board of Mariner. The promissory notes in the original principal amounts of $180,000 and $90,000 executed by Messrs. Scheel and Thomas, respectively, bear interest at a rate of 6.3% per annum, compounded semi-annually. The promissory notes are due and payable in May 2005.

   In September 2000, Odetics entered into a Securities Purchase Agreement (the "Purchase Agreement") with 24 accredited investors (the "Purchasers"), including Mr. Joel Slutzky, the Chairman of the Board and Chief Executive Officer of Odetics. The Purchase Agreement provided for the private placement and sale of an aggregate of 1,199,851 shares of the Class A common stock to the Purchasers at a purchase price of $14.26 per share, the average of the per share closing price of the Class A common stock for the twenty trading days ending on the third trading day before the closing date. The closing price of the Class A common stock on the Nasdaq National Market on the closing date, September 6, 2000, was $16.625 per share. Mr. Slutzky purchased 70,126 shares of the Class A common stock for an aggregate purchase price of approximately $1.0 million.

   In January 2001, Odetics entered into an Executive Ownership/Severance Plan with Steven L'Heureux, a Vice President of Odetics and the President and a director of Broadcast, Inc., a subsidiary of Odetics. Under the plan, in the event that Broadcast is sold prior to the date of termination of the plan, Mr. L'Heureux is entitled to 2.5% of the aggregate sale price. The plan terminates on December 31, 2001.

   In May 2001, Odetics entered into two Phantom Ownership Plans with Peter Strom, a Vice President of Odetics and the President, Chief Executive Officer and a director of Gyyr Incorporated, a subsidiary of Odetics. Under the plans, in the event that Gyyr Incorporated sells its CCTV product line or its Access Control product line prior to the date of termination of the plans, Mr. Strom is entitled to 1.75% of the aggregate sale price of the CCTV product line and 0.78% of the aggregate sale price of the Access Control product line. The plans terminate on October 4, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the federal securities laws, Odetics' directors and officers and any persons holding more than 10% of Odetics' common stock are required to report their ownership of Odetics' common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and Odetics is required to report in this proxy statement any failure to file by these dates. Based solely on its review of copies of the reports on Forms 3, 4 and 5 received by Odetics with respect to the fiscal year ended March 31, 2001, and the written representations received from the reporting persons that no other reports were required, Odetics believes that all directors, executive officers and persons who own more than 10% of Odetics' common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section.

Annual Report

   A copy of Odetics' annual report on Form 10-K/A for the fiscal year ended March 31, 2001 and a copy of Odetics' quarterly report on Form 10-Q for the quarter ended June 30, 2001, accompanies the proxy materials being mailed to all stockholders. The annual report and the quarterly report are not incorporated into this proxy statement and are not considered proxy solicitation materials.

Deadline for Receipt of Stockholder Proposals

   If Odetics has not received notice on or prior to June 22, 2001 of any matter a stockholder intends to propose for a vote at the 2001 annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter as a separate item on the proxy card.

   The deadline for stockholders to submit proposals to be considered for inclusion in Odetics' proxy statement for next year's annual meeting of stockholders is anticipated to be April 22, 2002. In addition, the proxy to be solicited by the Board of Directors for next year's annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Odetics receives notice of such proposal no later than July 6, 2002. Stockholder proposals must be mailed to the attention of the Secretary of Odetics at the principal executive offices of Odetics located at 1515 South Manchester, Anaheim, California 92802.

Other Business

   The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                          THE BOARD OF DIRECTORS OF
                                          ODETICS, INC.

Anaheim, California
August 20, 2001

                                  APPENDIX A

                                 ODETICS, INC.
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors of Odetics, Inc., a Delaware corporation (the "Corporation"), in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

   The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

   The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  A. Review this Charter at least annually and recommend any changes to the Board.

  B. Review the organization's annual financial statements and any other relevant reports or other financial information.

  C. Review the regular internal financial reports prepared by management and any internal auditing department.

  D. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  E. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  F. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  G. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   APPENDIX B

                                 ODETICS, INC.

                           1997 STOCK INCENTIVE PLAN
                   (Amended and Restated as of July 12, 2001)

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

   This 1997 Stock Incentive Plan is intended to promote the interests of Odetics, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

   Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

   A. The Plan shall be divided into three separate equity programs:

  . The Discretionary Option Grant Program under which eligible person may, at the discretion of the Plan Administrator, be granted options to shares of Class A Common Stock,

  . the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Class A Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

  . the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Class A Common Stock.

   B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

   A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

   B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

   C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

   D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

    E. Administration of the Automatic Option Grant Program shall be self executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program.

IV. ELIGIBILITY

   A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

     (i) employees,

     (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

     (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

   B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Nonstatutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

   C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

   D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Plan Effective Date, (ii) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date.

V. STOCK SUBJECT TO THE PLAN

   A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Class A Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Class A Common Stock reserved for issuance over the term of the Plan shall not exceed 1,805,000 shares,/1/ including an increase of 475,000 shares of Class A Common Stock which was authorized by the Board in July 2001, which is subject to stockholder approval at the 2001 Annual Meeting.
--------
1 On September 30, 1999, the stockholders approved an increase in the number of shares from 530,000 to 930,000. On September 8, 2000, the stockholders approved an additional increase of 400,000 shares to 1,330,000 shares.

   B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 80,000 shares of Class A Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

   C. Shares of Class A Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) those options are cancelled in accordance with the option cancellation/regrant provisions of Section IV of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Class A Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, shares subject to any options surrendered in connection with the stock appreciation right provisions of the Plan shall not be available for reissuance. Should the exercise price of an option under the Plan be paid with shares of Class A Common Stock or should shares of Class A Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Class A Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Class A Common Stock issued to the holder of such option or stock issuance.

   D. If any change is made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

   E. Should the Corporation effect a divestiture of one or more Subsidiaries through a distribution or spin-off to the Corporation's stockholders of the securities of the Subsidiary held by the Corporation ("Divestiture"), then the Plan Administrator may, in its sole discretion, make appropriate adjustments to the number and/or class of securities subject to each outstanding option and the exercise price payable per share in order to reflect the effect of the Divestiture on the Corporation's capital structure and the relative Fair Market Values of the Class A Common Stock and the distributed securities of the Subsidiary following the Divestiture. Such adjustment may include the division of the option into two separate options, one for the shares of Class A Common Stock at the time subject to the option and a second option for the securities of the Subsidiary distributable with respect to those shares. The Plan Administrator may also, in its sole discretion, accelerate the vesting and exercisability of the option (or any separated option) with respect to one or more shares of the Class A Common Stock or distributed securities at the time subject to such option (or the separated option), if and to the extent the Optionee is to remain in the Corporation's Service following such Divestiture or is otherwise to provide services to the divested Subsidiary.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.  OPTION TERMS

   Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

   A. Exercise Price.

   1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the option grant date.

   2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

     (i) cash or check made payable to the Corporation,

     (ii) shares of Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

     (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

   Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

   C. Effect of Termination of Service.

   1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

     (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

     (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

     (iii) During the applicable exercise period following termination of Service, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

   2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

     (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

     (ii) permit the option to be exercised, during the applicable Service exercise period following termination of service, not only with respect to the number of vested shares of Class A Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

   D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

   E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Class A Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

   F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Nonstatutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Nonstatutory Options when issued under the Plan shall not be subject to the terms of this Section II.

   A. Eligibility. Incentive Options may only be granted to Employees.

   B. Dollar Limitation. The aggregate Fair Market Value of the shares of Class A Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

   C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Class A Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent:
(i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

   B. All outstanding repurchase rights shall automatically terminate, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

   C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same,
(ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

   E. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction, so that each such option shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

   F. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

   G. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Change in Control so that each such option shall, immediately prior to the effect date of such Change in Control, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. Each such accelerated option shall remain exercisable until the expiration or sooner termination of the option term. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of such Involuntary Termination.

   H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

   I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

   The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Class A Common Stock but with an exercise price per share equal to the Fair Market Value per share of Class A Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

   A. The Plan Administrator shall have the authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

   B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

     (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares Class A Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion) over (b) the aggregate exercise price payable for those shares.

     (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Class A Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or
  (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

   2. The following terms shall govern the grant and exercise of limited stock appreciation rights:

     (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

     (ii) Upon the occurrence of a Hostile Takeover, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30) day period following such Hostile Takeover) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Class A Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Takeover Price of the shares of Class A Common Stock which are at the time vested under each surrendered option (or surrendered portion) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

     (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

     (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

   Shares of Class A Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

   A. Purchase Price.

   1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the issuance date.

   2. Subject to the provisions of Section I of Article Five, shares of Class A Common Stock may be issued under the Stock Issuance Program for any combination of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

     (i) cash or check made payable to the Corporation, or

     (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

   B. Vesting Provisions.

   1. Shares of Class A Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Class A Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

   2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Class A Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Class A Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

   3. The Participant shall have full stockholder rights with respect to any shares of Class A Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

   4. Should the Participant cease to remain in Service while holding one or more unvested shares of Class A Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Class A Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to the surrendered shares.

   5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Class A Common Stock which would otherwise occur upon the cessation of the Participant's

Service or the non attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non attainment of the applicable performance objectives.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

   B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued under the Stock Issuance Program or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to structure one or more of those repurchase rights so that such rights shall not be assignable in connection with a Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated repurchase rights shall thereupon vest in full.

   C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

   D. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding under the Stock Issuance Program, to structure one or more of those repurchase rights so that such rights shall automatically terminate in whole or in part, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest, upon (i) a Change in Control or (ii) the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Involuntary Termination.

III. SHARE ESCROW/LEGENDS

   Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FOUR

                        AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

   A. Grant Dates. Option grants shall be made on the dates specified below:

   1. Each individual serving as a non-employee Board member on the Plan Effective Date shall automatically be granted at that time a Nonstatutory Option to purchase 5,000 shares of Class A Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

   2. Each individual who is first elected or appointed as a non-employee Board member on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Option to purchase 20,000/2/ shares of Class A Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

   3. In the date of each Annual Stockholders Meeting, beginning with the 1998 Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for reelection to the Board at that particular Annual Meeting, shall automatically be granted a Nonstatutory Option to purchase 5,000/3/ On September 8, 2000, the stockholders approved increase from 4,000 shares to 5,000 shares. shares of Class A Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 5,000 share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

   B. Exercise Price.

   1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the option grant date.

   2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

   D. Exercise and Vesting of Options. Each initial 20,000 share option grant shall be immediately exercisable for any or all of the option shares as fully vested shares of Class A Common Stock and shall remain so exercisable until the expiration or sooner termination of the option term. Each annual 5,000 share grant shall also be immediately exercisable for any or all of the option shares. However, the shares of Class A Common Stock purchased under each annual 5,000 share grant shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each annual 5,000 share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four
(4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4) year period measured from the automatic grant date.
--------
(2) On September 8, 2000, the stockholders approved increase from 5,000 shares to 20,000 shares.
(3) On September 8, 2000, the stockholders approved increase from 4,000 shares to 5,000 shares.

   E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

     (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12) month period following the date of such cessation of Board service in which to exercise each such option.

     (ii) During the twelve (12) month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Class A Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

     (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
  (12) month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock.

     (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12) month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

   A. The shares of Class A Common Stock subject to each option outstanding under this Article Four at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Class A Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   B. The shares of Class A Common Stock subject to each option outstanding under this Article Four at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Class A Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Takeover.

   C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the unvested shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

   D. Upon the occurrence of a Hostile Takeover, the Optionee shall have a thirty (30) day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Takeover Price of the shares of Class A Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan on the Plan Effective Date shall constitute pre-approval of the grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of that right in accordance with the terms and provisions of this Section II.

   E. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

   F. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

   G. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

   The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

I. FINANCING

   The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. TAX WITHHOLDING

   A. The Corporation's obligation to deliver shares of Class A Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

   B. The Plan Administrator may, in its discretion, provide any or all holders of Nonstatutory Options or unvested shares of Class A Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Class A Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

   Stock Withholding: The election to have the Corporation withhold, from the shares of Class A Common Stock otherwise issuable upon the exercise of such Nonstatutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

   Stock Delivery: The election to deliver to the Corporation, at the time the Nonstatutory Option is exercised or the shares vest, one or more shares of Class A Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

   A. The Plan was adopted by the Board on July 25, 1997 and shall become effective upon approval by the Corporation's stockholders at the 1997 Annual Meeting held on the Plan Effective Date.

   B. The Plan shall terminate upon the earliest to occur of (i) September 4, 2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing those grants or issuances.

IV. AMENDMENT OF THE PLAN

   A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

   B. Options to purchase shares of Class A Common Stock may be granted under the Discretionary Option Grant Program and shares of Class A Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Class A Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares of Class A Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

   A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Class A Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Class A Common Stock issued pursuant to it.

   B. No shares of Class A Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Class A Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Class A Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

   Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

   B. Board shall mean the Corporation's Board of Directors.

   C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

     (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

     (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

   D. Class A Common Stock shall mean the Corporation's Class A Common Stock, which shall be registered under Section 12(g) of the 1934 Act and shall be entitled to one-tenth of one vote per share on all matters subject to stockholder approval.

   E. Code shall mean the Internal Revenue Code of 1986, as amended.

   F. Corporate Transaction shall mean either of the following stockholder approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

   G. Corporation shall mean Odetics, Inc., a Delaware corporation, and its successors.

   H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

   I. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

   J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

   K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

   L. Fair Market Value per share of Class A Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Class A Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class A Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Class A Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class A Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Class A Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

   M. Hostile Takeover shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

   N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

   O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

     (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

   P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

   Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

   R. Nonstatutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

   S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

   T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   U. Participant shall mean any person who is issued shares of Class A Common Stock under the Stock Issuance Program.

   V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

   W. Plan shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

   X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

   Y. Plan Effective Date shall mean September 5, 1997, the date of the 1997 Annual Stockholders Meeting at which the Plan is approved by the Corporation's stockholders.

   Z. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

   AA. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

   BB. Section 16 Insider shall mean an officer or director of the Corporation subject to the short swing profit liabilities of Section 16 of the 1934 Act.

   CC. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

   DD. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

   EE. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Class A Common Stock under the Stock Issuance Program.

   FF. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

   GG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   HH. Takeover Price shall mean the greater of (i) the Fair Market Value per share of Class A Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Takeover or (ii) the highest reported price per share of Class A Common Stock paid by the tender offeror in effecting such Hostile Takeover. However, if the surrendered option is an Incentive Option, the Takeover Price shall not exceed the clause (i) price per share.

   II. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Nonstatutory Options or unvested shares of Class A Common Stock in connection with the exercise of those options or the vesting of those shares.

   JJ. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                     PROXY

                                 ODETICS, INC.
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class A common stock of ODETICS, INC. hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California on September 14, 2001 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A common stock of Odetics held of record by the undersigned on July 27, 2001, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders, the proxy statement, the annual report to stockholders on Form 10-K/A for the year ended March 31, 2001, and the quarterly report on Form 10-Q for the quarter ended June 30, 2001, which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X]  Please mark votes as in this example.

1.  Election of Directors

    Nominees standing for election by holders of Class A common stock:
    Crandall Gudmundson and Jerry F. Muench.

    [_]  FOR   [_]  WITHHOLD AUTHORITY to vote for all nominees listed below

    Nominees standing for election by holders of Class A common stock and
    Class B common stock voting together as a single class:   Kevin C.
    Daly, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.

    [_]  FOR   [_]  WITHHOLD AUTHORITY to vote for all nominees listed below

    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


    ----------------------------------------------------------------------------

2. Approval of the amendment of the Certificate of Incorporation of Odetics to increase the aggregate number of authorized shares of Class A common stock from 10,000,000 shares to 50,000,000 shares.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

3. Approval of the amendment to Odetics' 1997 Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance by an additional 475,000 shares to 1,805,000 shares.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

4. Approval and ratification of the sale and issuance of an aggregate of 70,126 shares of Class A common stock to the Chief Executive Officer and Chairman of the Board of Odetics at a purchase price of $14.26 per share, as required by the rules of the Nasdaq National Market.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

5. Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2002.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN


MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS      [_]
MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [_]

Signature:_____________________________________  Date__________________________

Signature:_____________________________________  Date__________________________

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                     PROXY

                                 ODETICS, INC.
                              CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class B common stock of ODETICS, INC. hereby appoints THOMAS G. BARTHOLET and GARY SMITH, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Odetics to be held at 1515 South Manchester Avenue, Anaheim, California on September 14, 2001 at 10:00 a.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class B common stock of Odetics held of record by the undersigned on July 27, 2001, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders, the proxy statement, the annual report to stockholders on Form 10-K/A for the year ended March 31, 2001, and the quarterly report on Form 10-Q for the quarter ended June 30, 2001, which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X]  Please mark votes as in this example.

1.   Election of Directors

     Nominees standing for election by holders of Class A common stock and
     Class B common stock voting together as a single class:   Kevin C. Daly,
     Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.

     [_]  FOR    [_]  WITHHOLD  AUTHORITY to vote for all nominees listed below

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. Approval of the amendment of the Certificate of Incorporation of Odetics to increase the aggregate number of authorized shares of Class A common stock from 10,000,000 shares to 50,000,000 shares.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

3. Approval of the amendment to Odetics' 1997 Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance by an additional 475,000 shares to 1,805,000 shares.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

4. Approval and ratification of the sale and issuance of an aggregate of 70,126 shares of Class A common stock to the Chief Executive Officer and Chairman of the Board of Odetics at a purchase price of $14.26 per share, as required by the rules of the Nasdaq National Market.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

5. Ratification of Ernst & Young LLP as the independent auditors of Odetics for the fiscal year ending March 31, 2002.

     [_]  FOR      [_]  AGAINST   [_]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS      [_]
MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [_]

Signature:_______________________________________   Date:_______________________

Signature:_______________________________________   Date:_______________________

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE